UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 9, 2022

Hippo Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Forest Avenue
Palo Alto, California 94301
650 294-8463
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Warrants to purchase common stock	HIPO.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 9, 2022, the Board of Directors (the “Board”) of Hippo Holdings Inc. (the “Company”) increased the size of the Company’s Board from nine to ten members and appointed John Nichols to fill the vacant seat on the Board. Mr. Nichols will serve as a Class I director effective as of August 9, 2022, for an initial term expiring at the Company’s 2025 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier death, resignation, disqualification, or removal. Mr. Nichols was also appointed to the Audit, Risk, and Compliance Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board.
Pursuant to the Non-Employee Director Compensation Program, Mr. Nichols will receive annual cash compensation of $35,000 for his service as a member of the Board and annual cash compensation of $16,000 for his service as a member of the Audit Committee and Compensation Committee (each prorated based on the percentage of days in any quarter during which he does not serve in the applicable position). Additionally, Mr. Nichols will receive an initial award of restricted stock units (“RSUs”) covering a number of shares of the Company’s common stock valued at $100,000 based on the 30-day closing trading average of a share of Company common stock prior to the date of grant, which will vest upon the earlier of (i) the first anniversary of the date of grant and (ii) immediately prior to the next annual meeting of stockholders that occurs following the date of grant, subject to his continued service on the Board through the vesting date. Pursuant to the Non-Employee Director Compensation Program, Mr. Nichols will also be eligible to receive an annual award of RSUs granted after the Company’s next annual meeting of stockholders valued at $150,000 based on the 30-day closing trading average of a share of Company common stock prior to the date of grant, which will vest in full upon the earlier of (i) the first anniversary of the date of grant and (ii) immediately prior to the next annual meeting of stockholders that occurs following the date of grant, subject to his continued service on the Board through the vesting date. In the event of a change in control (as defined in the Company’s 2021 Incentive Award Plan), all equity awards held by Mr. Nichols will accelerate in full.
Mr. Nichols has entered into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2021.
Item 7.01 Regulation FD Disclosure
On August 9, 2022, the Company issued a press release announcing the appointment of Mr. Nichols to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated August 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 9, 2022

HIPPO HOLDINGS, INC.

By:	/s/ RICHARD MCCATHRON
Richard McCathron
Chief Executive Officer